THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                   AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

         AGREEMENT made this 31st day of December 1999, by and among August Project III Corp., a Florida corporation (the "ISSUER"), the selling shareholders listed on Schedule A attached hereto (the "Selling Shareholders") and the shareholders listed in Schedule B attached hereto (the "SHAREHOLDERS"), which SHAREHOLDERS own all of the issued and outstanding shares of Trinity Medical Group USA, Inc., a Nevada corporation ("Trinity").

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

         THE PARTIES HERETO AGREE AS FOLLOWS:

         EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to SHAREHOLDERS, 5,226,000 shares of the common stock of ISSUER, $0.001 par value (the "Shares"), in exchange for 100% of the issued and outstanding shares of Trinity such that Trinity shall become a wholly owned subsidiary of the ISSUER. In addition, the Selling Shareholders shall transfer 4,867,000 shares the SHAREHOLDERS in exchange for $175,000. The total number of shares, 10,093,000 shall be issued in accordance with the Schedule B attached hereto.

         REPRESENTATIONS AND WARRANTIES. ISSUER represents and warrants to SHAREHOLDERS and Trinity the following:

                  Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the incorporators, directors and shareholders of ISSUER have been validly taken in accordance with the laws of the State of Florida.

                  Capital. The authorized capital stock of ISSUER consists of 50,000,000 shares of common stock, $0.001 par value, of which 5,000,000 are issued and outstanding. All of the outstanding shares were fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Florida.

                  Financial Statements. Annexed hereto as Exhibit A to this Agreement are the audited financial statements of ISSUER as of July 9, 1999. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet in the financial statements, and the results of its operations for the periods indicated.

                  Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

                  Assets and Liabilities. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. ISSUER has no assets. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments and will continue to have no assets.

                  Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

                  Full Disclosure. None of representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

                  Contract and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

                  Compliance with Laws. ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to ISSUER . ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

                  Pink Sheet Listing. ISSUER has been approved for listing on the National Quotation Service Pink Sheets with the following trading symbol:
AUUK.

                  Litigation. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

                  Conduct of Business. Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets, (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

                  Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of Florida.

                  Title. The Shares to be issued to SHAREHOLDERS will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

         SHAREHOLDERS and Trinity represent and warrant to ISSUER the following:

                  Organization. Trinity is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the incorporator, directors and shareholders of Trinity have been validly taken in accordance with the laws of Nevada.

                  Shareholders and Issued Stock. Schedule B annexed hereto sets forth the names and share holdings of 100% of Trinity's shareholders.

                  Counsel. SHAREHOLDERS and Trinity represent and warrant that prior to Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction and that prior to Closing, the law offices of Eric P. Littman, P.A. has acted as exclusive counsel to the ISSUER and has not represented either the SHAREHOLDERS or Trinity in any manner whatsoever.

         INVESTMENT INTENT. SHAREHOLDERS agree that the Shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration ( a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER. SHAREHOLDERS agrees, prior to any Transfer, to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

         CLOSING. The closing of this transaction shall take place at the law offices of Eric P. Littman, 7695 S.W. 104th Street, Suite 210, Miami, Florida 33156. Unless the closing of this transaction takes place on or before December 24, 1999, then either party may terminate this Agreement.

         DOCUMENTS TO BE DELIVERED AT CLOSING.

                  By the ISSUER

                           Board of Directors  Minutes  authorizing the issuance
of a certificate or certificates for 5,226,000 Shares, and instructions from the Selling Shareholders to reissue 4,867,000 shares all to be registered in the names of the SHAREHOLDERS equal to their pro-rata holdings in Trinity, pursuant to schedule B attached hereto.

                           The resignation of all officers of ISSUER.

                           A  Board  of  Directors  resolution  appointing  such
person as SHAREHOLDERS designate as a director(s) of ISSUER.

                           The  resignation  of all  the  directors  of  ISSUER,
except that of SHAREHOLDERS designee, dated subsequent to the resolution described in clause (iii), above.

                           Audited financial  statements of ISSUER,  which shall
include a balance sheet dated as of July 9, 1999 and statements of operations, stockholders equity and cash flows for the twelve month period then ended.

                           All of the business and corporate  records of ISSUER,
including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

                           Such  other  minutes  of  ISSUER's   shareholders  or
directors as may reasonably be required by SHAREHOLDERS.

                  BY SHAREHOLDERS and Trinity:

                           Delivery to the ISSUER, or to its Transfer Agent, the
certificates representing 100% of the issued and outstanding stock of Trinity.

                           Consents  signed by all the  shareholders  of Trinity
consenting to the terms of this Agreement.

                           Payment  in the  amount of  $175,000  which  shall be
wired as follows:

                      CITY NATIONAL BANK
                      801 Brickell Avenue
                      Miami, FL 33131
                      ABA: 066004367
                      CREDIT THE ACCOUNT OF ERIC P. LITTMAN, P.A., TRUST ACCOUNT ACCOUNT NUMBER: 10002924139

         REMEDIES.

                  Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Miami, Dade County, Florida in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

         MISCELLANEOUS.

                  Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

                  No oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

                  Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                  Entire Agreement. This Agreement contains the entire Agreement
and  understanding   between  the  parties  hereto,  and  supersedes  all  prior agreements and understandings.

                  Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

                  ISSUER:           c/o Eric P. Littman, Esquire
                                    7695 S.W. 104th Street, Suite 210
                                    Miami, Florida  33156

                  TRINITY:          Dr. James Namnath

                                    Trinity Medical Group USA, Inc.
                                    55 Shaver Street, Suite 320
                                    San Rafael, CA 94901

         IN WITNESS WHEREOF, the undersigned has executed this Agreement this 31st day of December, 1999.

                                               AUGUST PROJECT III CORP.

                                               By: /s/ Eric Littman
                                                  -----------------------------
                                                  Eric Littman, President and as
                                                  Representative of the Selling
                                                  Shareholder

                                               TRINITY MEDICAL GROUP USA, INC.

                                               By:  /s/ James Namnath
                                                  -----------------------------
                                                  James Namnath, President

                                   SCHEDULE A
                                   ----------

Selling Shareholders of August Project III Corp.

NAME                                NO. OF SHARES BEING SOLD
----                                ------------------------

Eric Littman                        3,867,000

Dennis Strum                        1,000,000

                    TOTAL           4,867,000

                                   SCHEDULE B
                                   ----------

Shareholders of Trinity Medical Group USA, Inc.



NAME OF STOCKHOLDER                 CERTIFICATES ISSUED         ISSUED-NOS
                                    NO. OF SHARES                OF SHARES

Churdboonchart Trinity Trust       7,200,000                    1501
Trinity Partners Trust               400,000                    1502
Eastern Frontier                     175,000                    1503
Black Hills Investment Corp.         175,000                    1504
Baldwin Family Trust                  50,000                    1505
Coleman Abbe                          22,500                    1506
Bob Rubin                              5,000                    1507
Atlas Equity                           5,500                    1508
Ron Mcdonald                          20,000                    1509
Ron Mcdonald                          20,000                    1510
Stephen Devanney                      20,000                    1511
Dr.  Buranaj Smutharako              500,000                    1512
Virongrong Chaisiriroj               500,000                    1513
Ubolrattana Mahidol                  500,000                    1514
Dr.  Vina Churdboonchart             450,000                    1515
Elizabeth Namnath                     50,000                    1516

                       TOTAL      10,093,000

                                    EXHIBIT A
                                    ---------

Financial Statements of August Project III Corp. as of July 9, 1999.